                                                                    EXHIBIT 12.1

                        AMERICAN TIRE DISTRIBUTORS, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (AMOUNTS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                            Twelve months   Twelve months  Twelve months
                                                               Ended           Ended           Ended
                                                            December 28,    December 29,    December 30,
                                                                2002            2001           2000
                                                             (unaudited)     (unaudited)     (unaudited)
                                                            -------------   -------------  -------------
Consolidated pretax income (loss) from
       continuing operations                                   12,934          (23,798)         1,657
Interest                                                       18,705           28,639         26,447
Interest portion of rent expense                                8,194            8,500          7,051
                                                               ------          -------         ------

EARNINGS                                                       39,833           13,341         35,155
                                                               ======          =======         ======



Interest                                                       18,705           28,639         26,447
Interest portion of rent expense                                8,194            8,500          7,051
                                                               ------          -------         ------

FIXED CHARGES                                                  26,899           37,139         33,498
                                                               ======          =======         ======


RATIO OF EARNINGS TO FIXED CHARGES                               1.48             0.36           1.05
                                                               ======          =======         ======
